Exhibit 4.67
FIFTEENTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
FIFTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 20, 2023, among the subsidiary guarantor listed on Schedule I hereto (the “Guaranteeing Subsidiary”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) that certain Indenture (the “Base Indenture”), dated as of June 11, 2019, among the Company and the Trustee, (ii) that certain Supplemental Indenture (the “First Supplement”), dated as of June 11, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 3.55% Senior Secured Notes due 2024 (the “2024 3.55% Notes”) and aggregate principal amount of $800,000,000 of 4.30% Senior Secured Notes due 2029 (the “2029 Notes”), (iii) that certain Second Supplemental Indenture, dated as of August 30, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Second Supplement”), (iv) that certain Third Supplemental Indenture, dated as of October 25, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Third Supplement”), (v) that certain Fourth Supplemental Indenture, dated as of November 15, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of $800,000,000 of 3.70% Senior Secured Notes due 2027 (the “2027 Notes”) (the “Fourth Supplement”), (vi) that certain Fifth Supplemental Indenture, dated as of January 31, 2020, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Fifth Supplement”), (vii) that certain Sixth Supplemental Indenture, dated as of March 26, 2020, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Sixth Supplement”), (viii) that certain Seventh Supplemental Indenture, dated as of October 7, 2020, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Seventh Supplement”), (ix) that certain Eighth Supplemental Indenture, dated as of January 8, 2021, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Eighth Supplement”), (x) that certain Ninth Supplemental Indenture, dated as of July 29, 2021, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Ninth Supplement”), (xi) that certain Tenth Supplemental Indenture, dated as of December 28, 2021, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Tenth Supplement”), (xii) that certain Eleventh Supplemental Indenture, dated as of May 13, 2022, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $400,000,000 of 4.875% Senior Secured Notes due 2024 (the “2024 4.875% Notes”) and aggregate principal amount of $1,100,000,000 of 5.125% Senior Secured Notes due 2025 (the “2025 Notes”) (the “Eleventh Supplement”), that certain Twelfth Supplemental Indenture, dated as of December 15, 2022, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Twelfth Supplement”), that certain Thirteenth Supplemental Indenture, dated as of July 31, 2023, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Thirteenth Supplement”) and that certain Fourteenth

Supplemental Indenture, dated as of September 26, 2023, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $650,000,000 of 6.950% Senior Secured Notes due 2033 (the “2033 6.950% Notes” and, collectively with the 2024 3.55% Notes, the 2029 Notes, the 2027 Notes, the 2024 4.875% Notes and the 2025 Notes, the “Notes”) (the “Fourteenth Supplement” and, together with the Base Indenture, the First Supplement, the Second Supplement, the Third Supplement, the Fourth Supplement, the Fifth Supplement, the Sixth Supplement, the Seventh Supplement, the Eighth Supplement, the Ninth Supplement, the Tenth Supplement, the Eleventh Supplement, the Twelfth Supplement and the Thirteenth Supplement, the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Section 9.01 of the Base Indenture and Sections 4.07 and 9.01 of the First Supplement, the Fourth Supplement, the Eleventh Supplement and the Fourteenth Supplement, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture, the First Supplement, the Fourth Supplement, the Eleventh Supplement or the Fourteenth Supplement, as applicable.
2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the First Supplement, the Fourth Supplement, the Eleventh Supplement and the Fourteenth Supplement, including, without limitation, Section 10.02 thereof.
3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
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5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: October 20, 2023
PUBLIC POWER, LLC (PA-3911142), A PENNSYLVANIA LIMITED LIABILITY COMPANY,
as the Guaranteeing Subsidiary
By:    /s/ William M. Quinn________________
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer
VISTRA OPERATIONS COMPANY LLC,
as the Company
By:    /s/ William M. Quinn________________
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer

[Signature Page to Fifteenth Supplemental Indenture]

Ambit California, LLC
Ambit Energy Holdings, LLC
Ambit Holdings, LLC
Ambit Illinois, LLC
Ambit Marketing, LLC
Ambit Midwest, LLC
Ambit New York, LLC
Ambit Northeast, LLC
Ambit Texas, LLC
Angus Solar, LLC
Bellingham Power Generation LLC
Big Brown Power Company LLC
Big Sky Gas, LLC
Big Sky Gas Holdings, LLC
Blackstone Power Generation LLC
BlueNet Holdings, LLC
Brightside Solar, LLC
Calumet Energy Team, LLC
Casco Bay Energy Company, LLC
Coffeen and Western Railroad Company
Coleto Creek Power, LLC
Coleto Creek Energy Storage LLC
Comanche Peak Power Company LLC
Connecticut Gas & Electric, LLC
Core Solar SPV I, LLC
Crius Energy, LLC
Crius Energy Holdings, LLC
Crius Solar Fulfillment, LLC
Dallas Power & Light Company, Inc.
DeCordova BESS LLC
Dicks Creek Power Company LLC
Dynegy Coal Holdco, LLC
Dynegy Coal Trading & Transportation, L.L.C.
Dynegy Conesville, LLC
Dynegy Energy Services (East), LLC
Dynegy Energy Services, LLC
Dynegy Killen, LLC
Dynegy Marketing and Trade, LLC
Dynegy Midwest Generation, LLC
Dynegy Operating Company
Dynegy Power Marketing, LLC
Dynegy Resources Generating Holdco, LLC
Dynegy South Bay, LLC
Dynegy Stuart, LLC
[Signature Page to Fifteenth Supplemental Indenture]

Emerald Grove Solar, LLC
Energy Rewards, LLC
Energy Services Providers, LLC
Ennis Power Company, LLC
EquiPower Resources Corp.
Everyday Energy NJ, LLC
Everyday Energy, LLC
Fayette Power Company LLC
Forest Grove Solar LLC
Generation SVC Company
Hanging Rock Power Company LLC
Hays Energy, LLC
Hopewell Power Generation, LLC
Illinois Power Generating Company
Illinois Power Marketing Company, LLC
Illinois Power Resources Generating, LLC
Illinois Power Resources, LLC
Illinova Corporation
IPH, LLC
Kendall Power Company LLC
Kincaid Generation, L.L.C.
La Frontera Holdings, LLC
Lake Road Generating Company, LLC
Liberty Electric Power, LLC
Lone Star Energy Company, Inc.
Lone Star Pipeline Company, Inc.
Luminant Administrative Services Company
Luminant Coal Generation LLC
Luminant Commercial Asset Management LLC
Luminant Energy Company LLC
Luminant Energy Trading California Company
Luminant ET Services Company LLC
Luminant Gas Imports LLC
Luminant Generation Company LLC
Luminant Mining Company LLC
Luminant Power Generation, LLC
Luminant Power LLC
Maroon Farmer, LLC
Massachusetts Gas & Electric, LLC
Masspower, LLC
Miami Fort Power Company LLC
Midlothian Energy, LLC
Milford Power Company, LLC
Morro Bay Energy Storage 1, LLC
[Signature Page to Fifteenth Supplemental Indenture]

Morro Bay Energy Storage 2, LLC
Morro Bay Power Company LLC
Moss Landing Energy Storage 1, LLC
Moss Landing Energy Storage 2, LLC
Moss Landing Energy Storage 3, LLC
Moss Landing Energy Storage 4, LLC
Moss Landing Power Company LLC
NCA Resources Development Company LLC
NEPCO Services Company
Northeastern Power Company
Oak Grove Management Company LLC
Oak Hill Solar LLC
Oakland Energy Storage 1, LLC
Oakland Energy Storage 2, LLC
Oakland Energy Storage 3, LLC
Oakland Power Company LLC
Ontelaunee Power Operating Company, LLC
Pleasants Energy, LLC
Public Power & Utility of Maryland, LLC
Public Power & Utility of NY, LLC
Public Power, LLC (a Connecticut limited liability company)
Public Power, LLC (a Pennsylvania limited liability company)
Regional Energy Holdings, LLC
Richland-Stryker Generation LLC
Sandow Power Company LLC
Sayreville Power Generation LP
Sayreville Power GP Inc.
Sayreville Power Holdings LLC
Sithe Energies, Inc.
Sithe/Independence LLC
Southwestern Electric Service Company, Inc.
Texas Electric Service Company, Inc.
Texas Energy Industries Company, Inc.
Texas Power & Light Company, Inc.
Texas Utilities Company, Inc.
Texas Utilities Electric Company, Inc.
Trieagle 1, LLC
Trieagle 2, LLC
Trieagle Energy LP
Trinidad Power Storage LLC
TXU Electric Company, Inc.
TXU Energy Retail Company LLC
[Signature Page to Fifteenth Supplemental Indenture]

TXU Retail Services Company, LLC
U.S. Gas & Electric, LLC
Upton County Solar 2, LLC
USG&E Solar, LLC
Value Based Brands LLC
Verengo, LLC
Viridian Energy, LLC
Viridian Energy Ohio LLC
Viridian Energy PA LLC
Viridian Energy NY, LLC
Viridian International Management LLC
Viridian Network, LLC
Vistra Asset Company LLC
Vistra Corporate Services Company
Vistra EP Properties Company
Vistra Finance Corp.
Vistra Insurance Solutions LLC
Vistra Preferred, LLC
Vistra Zero LLC
Vistra Zero Operating Company, LLC
Vistra Zero 2.0, LLC
Volt Asset Company, LLC
VZ Development LLC
Washington Power Generation LLC
Wise County Power Company, LLC
Wise-Fuels Pipeline, Inc.
Zimmer Power Company LLC, as Subsidiary Guarantors
By:    /s/ William M. Quinn________________
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer

[Signature Page to Fifteenth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee
By:    /s/ Latoya S. Elvin__________________
Name:    Latoya S. Elvin
Title:    Vice President

[Signature Page to Fifteenth Supplemental Indenture]

SCHEDULE I

GUARANTEEING SUBSIDIARY

Name	Jurisdiction
PUBLIC POWER, LLC (PA-3911142)	Pennsylvania